NYSE MKT Equities Exchange Symbol - UEC

Uranium Energy Corp Announces a $10 Million Financing

Corpus Christi, TX, June 23, 2015 - Uranium Energy Corp (NYSE MKT: UEC, the "Company") is pleased to announce that it has entered into definitive agreements with two institutional investors to purchase an aggregate of up to 5,000,000 units of the Company (each a "Unit") at a price of $2.00 per Unit for gross proceeds of up to $10,000,000 (the "Offering"). Each Unit is comprised of one share of common stock of the Company and 0.50 of one share purchase warrant (each a "Warrant"), with each whole Warrant being exercisable at a price of $2.35 to purchase one share of common stock of the Company for a three year period from the date of issuance. The closing of the Offering is expected to take place on or about June 26, 2015, subject to satisfaction of customary closing conditions.

Amir Adnani, President and CEO, stated: "We are very pleased to complete this capital raise on attractive terms which will enable the continued growth of our South Texas hub-and-spoke operations and provide us with greater financial flexibility."

The Company is offering and selling the Units pursuant to a Securities Purchase Agreement dated June 22, 2015. The Company anticipates that the net proceeds from the Offering will be used for general corporate and working capital purposes.

In connection with the Offering, H.C. Wainwright & Co., LLC acted as the sole lead placement agent and Cantor Fitzgerald & Co. acted as co-placement agent. Dundee Capital Markets Ltd. acted as a financial advisor.

The Units are being offered by the Company pursuant to a prospectus supplement to the Company's effective shelf registration statement on Form S-3 (File No. 333-193104) previously filed with the United States Securities and Exchange Commission (the "SEC"). A prospectus supplement relating to the Offering will be filed by the Company with the SEC. Copies of the prospectus supplement and accompanying base prospectus relating to the Offering may be obtained from the SEC's website at http://www.sec.gov, by sending an email request to H.C. Wainwright & Co., LLC at placements@hcwco.com or by contacting the Company at Suite 800N, 500 North Shoreline Boulevard, Corpus Christi, Texas 78401.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement, the prospectus or the Company's shelf registration statement. A registration statement relating to the securities has been filed with the SEC and became effective January 10, 2014. A prospectus supplement relating to the offering will be filed with the SEC.

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium mining and exploration company. The Company's fully-licensed Hobson processing facility is central to all of its projects in South Texas, including the Palangana in-situ recovery (ISR) mine, the permitted Goliad ISR project and the development-stage Burke Hollow ISR project. Additionally, the Company controls a pipeline of advanced-stage projects in Arizona, Colorado and Paraguay. The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE MKT: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.